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                                                                      Exhibit 21
                       Loral Space & Communications Ltd.

As of February 27, 1998, active subsidiaries, all 100% owned directly or indirectly (except as noted below) consist of the following:

                                                       State or Country
                                                       of Incorporation
                                                       --------------------
Loral Space & Communications Corporation               Delaware
 Loral General Partner, Inc.                           Delaware
 Loral Holdings, Inc.                                  Delaware
 Loral Communications Services, Inc.                   Delaware
 Loral SpaceCom Corporation                            Delaware
  Space Systems/Loral, Inc.                            Delaware
   International Space Technology, Inc.(1)             Delaware
    Cosmotech(1)                                       Russian Federation
   SS/L Export Corporation                             U.S. Virgin Islands
   Mabuhay Space Holdings Limited(2)                   Bermuda
   Loral Travel Services, Inc.                         Delaware
Globalstar, L.P.(3)                                    Delaware
 Globalstar Capital Corporation(3)                     Delaware
 GlobalTel(4)                                          Russian Federation
 GlobalTrak Pty(3)                                     Australia
 Globalstar Services Company, Inc.(3)                  Delaware
 Globalstar Corporation(3)                             Delaware
Globalstar Telecommunications Limited(5)               Bermuda
LGP (Bermuda) Ltd.                                     Bermuda
Loral Canada Holdings Ltd.                             Bermuda
Loral CyberStar Ltd.                                   Bermuda
 Loral Broadband Holdings, L.P.                        Delaware
  Loral CyberStar L.L.C.                               Delaware
   CyberStar, L.P.(6)                                  Delaware
    CyberStar Licensee, L.L.C.(6)                      Delaware
Loral/DASA Globalstar, L.P.(7)                         Delaware
Loral/Qualcomm Partnership, L.P.(8)                    Delaware
 LQ Licensee, Inc.(8)                                  Delaware
Loral/Qualcomm Satellite Services, L.P.(9)             Delaware
Loral Satellite Corporation                            Delaware
Loral SatMex Ltd.                                      Bermuda
 Firmamento Mexicano S. de R.L. de C.V.(10)            Mexico
  Servicios Corporativos Satelitales S.A. de C.V.(10)  Mexico
   Satelites Mexicanos, S.A. de C.V.(11)               Mexico
Loral Skynet Ltd.                                      Bermuda
Loral SpaceCom DBS Holdings, Inc.                      Delaware
 R/L DBS Company L.L.C.(12)                            Delaware
 Loral SpaceCom DBS, Inc.                              Delaware
  Continental Satellite Corporation (13)               California

----------------------------
 (1) Only 44.9% owned directly or indirectly
 (2) Only 35% owned directly or indirectly
 (3) Only 40.1% owned directly or indirectly
 (4) Only 19.6% owned directly or indirectly
 (5) Only 17.7% owned directly or indirectly
 (6) Only 91.3% owned directly or indirectly
 (7) Only 66.7% owned directly or indirectly
 (8) Only 51% owned directly or indirectly
 (9) Only 73.6% owned directly or indirectly
(10) Only 65% of the economic interest and 49% of the voting interest owned directly or indirectly
(11) Only 48.8% of the economic interest and 49% of the voting interest owned directly or indirectly
(12) Only 50% owned directly or indirectly
(13) Only 86% owned directly or indirectly